Exhibit (h)(11)

AMENDMENT NO. 2

This Amendment No. 2 (this “Amendment”), dated as of 7/31/2020 is made and entered into between each fund signatory hereto (each a “Fund”) on behalf of itself, in the case of each Fund (each a “Fund Borrower”), or on behalf of each series, portfolio or subtrust of such Fund (each a “Series Borrower” and collectively with the Fund Borrowers, the “Borrowers”) and Citibank, N.A. (the “Lender”).

WITNESSETH

WHEREAS, the Borrowers and the Lender have entered into that certain Uncommitted Line of Credit Agreement, dated as of August 1, 2018 (as amended by Amendment No.1, dated as of August 1, 2019, and as may be further amended or otherwise modified from time to time, the “Agreement”);

WHEREAS, the Borrowers and the Lender desire to amend the Agreement in certain respects;

NOW THEREFORE, in consideration of the premises and the mutual agreements, representations and warranties set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1. Definitions and References. Capitalized terms not otherwise defined herein shall have the meanings attributed thereto in the Agreement.

SECTION 2. Amendment. The second sentence of the first paragraph of the Agreement is hereby amended by deleting the reference to “August 1, 2020” therefrom and substituting, in lieu thereof, “July 30, 2021”.

SECTION 3. Representations True. The Borrowers represent and warrant that the representations and warranties contained in Section 9 of the Agreement are correct on and as of the date of this Amendment as though made on and as of the date hereof.

SECTION 4. Legal Obligation. The Borrowers represent and warrant to the Lender that this Amendment has been duly authorized, executed and delivered on its behalf, and that the Agreement, as amended hereby, constitutes a legal, valid and binding obligation of each Borrower, enforceable against each Borrower in accordance with its terms.

SECTION 5. Ratification. Except as amended hereby, the Agreement and all other documents executed in connection therewith shall remain in full force and effect. The Agreement, as amended hereby, and all rights and powers created thereby or thereunder and under such other documents are in all respects ratified and confirmed.

Exhibit (h)(11)

SECTION 6. Conditions Precedent. This Amendment will become effective on and as of the first date on which the Lender has received the following, each in form and substance satisfactory to the Lender:

(a)  a counterpart of this Amendment duly executed by each Fund Borrower, by a Fund on behalf of each Series Borrower and by the Lender;

(b)  certified copies of the resolutions of the Board of Directors or comparable body of each Fund approving this Amendment, and of all other documents evidencing necessary corporate action and governmental and other third party approvals, if any, with respect to this Amendment;

(c)  a certificate of the Secretary or Assistant Secretary or comparable officer of each Fund certifying the names and true signatures of its officers authorized to sign this Amendment and the other documents to be delivered by it hereunder and to request Advances under the Agreement;

(d)  copies of the most recent Prospectus for each Borrower;

(e)  the current net asset value of each Borrower; and

(f)  the percentage that each Borrower is then leveraged.

SECTION 7. Miscellaneous.

(a)  The Agreement and this Amendment shall be read, taken and construed as one and the same instrument.

(b)  This Amendment, and any action arising out of or in connection with this Amendment (whether in tort, contract, equity or otherwise), shall be governed by, and construed in accordance with, the laws of the State of New York.

(c)  Any references in the Agreement to “this Agreement”, “hereunder”, “herein” or words of like import, and each reference in any other document executed in connection with the Agreement, to “the Agreement”, “thereunder”, “therein” or words of like import, shall mean and be a reference to the Agreement as amended hereby.

(d)  This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed an original and all of which taken together shall constitute one and the same agreement.

[Signature Page Follows]

Exhibit (h)(11)

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

MIRAE ASSET DISCOVERY FUNDS, not individually but on behalf of the following Series Borrowers:

Emerging Markets (“EM”) Fund

Emerging Markets (“EM”) Great Consumer Fund

Emerging Markets VIT Fund (“EM VIT”)

Emerging Markets Great Consumer VIT Fund (”EM Great Consumer VIT”)

By Mirae Asset Global Investments (USA) LLC, a limited liability company, as advisor

By:	/s/ Joon Hyuk Heo
Name: Joon Hyuk Heo
Title: CEO

CITIBANK, N.A.

By:	/s/Patrick Marsh
Patrick Marsh

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